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                                                      PAGE 1

                    AGREEMENT FOR PURCHASE AND SALE OF ASSETS


       THIS AGREEMENT FOR SALE AND PURCHASE OF ASSETS (Agreement) is made and entered into as of ---------------, 1999, by and among PETROLEUM MUD LOGGING, INC., an Oklahoma corporation (Mud Logging); and PETROLEUM WELL LOGGING, INC., an Oklahoma corporation (Well Logging) (collectively Sellers); with PETROLEUM MUD LOGGING, INC., a Colorado corporation, a wholly-owned subsidiary of Rentech, Inc. (Subsidiary); and RENTECH, INC., a Colorado corporation (Rentech).


                             BACKGROUND CIRCUMSTANCES:

       The following circumstances precede the execution of this Agreement:

       Mud Logging owns and operates a business with headquarters located at Oklahoma City, Oklahoma that is engaged in logging drill hole mud. Well Logging owns and operates a business located at Oklahoma City, Oklahoma that is engaged in logging drill hole wells.

       Both Well Logging and Mud Logging are desirous of selling their respective businesses (Businesses) and all of the assets used in their respective businesses, except as otherwise provided herein. Rentech and Subsidiary desire to purchase and acquire the Businesses and all of the assets used in the Businesses, except as otherwise provided herein, and to assume only those liabilities specified in this Agreement.

       NOW, THEREFORE, in consideration of the background circumstances and the mutual covenants and agreements herein set forth, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:


                                    ARTICLE I.
                                SALE AND PURCHASE

       1.1 Sale of Assets. Subject to the terms and conditions set forth in this Agreement, Well Logging and Mud Logging (Sellers) shall sell, convey, transfer, assign and deliver to Subsidiary, and Subsidiary shall purchase all of the right, title and interest of Well Logging and Mud Logging in and to their respective businesses and the assets (the Purchased Assets) used in their respective Businesses as a going concern including, but not limited to, the following:


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                                                      PAGE 2

       (a) The real property known as the warehouse and depot building which is identified by street address of 5600 S.W. 11th, Oklahoma City, Oklahoma, together with all easements and other appurtenances thereto, all improvements thereon and all attached fixtures (the Real Property).

       (b) All tangible personal property of all kinds used in the Businesses (the Personal Property) including all of the machinery, furniture, fixtures and equipment owned by Well Logging and Mud Logging at 5600 S.W. 11th, Oklahoma City, Oklahoma, and 6418-B
       North Santa Fe, Oklahoma City, Oklahoma 73116, or elsewhere, as set forth on Schedule 1.1(b), except the Personal Property identified on
       Schedule 1.1(c) as Exempt Personal Property;

       (c) All trade secrets, know-how, proprietary rights, patents and patents pending, product formulations, copyrights, trademarks, trade names (including "Petroleum Well Logging," "Petroleum Mud Logging"), and logos, patterns, designs, proprietary rights and all other intellectual property rights of whatever type used in the businesses;

       (d) All inventory, supplies, materials, expendables and packaging on order or on hand owned by Well Logging and Mud Logging and set forth on Schedule 1.1(b);

       (e)  All contracts, commitments, purchase orders and sales orders;

       (f) Mud Logging's and Well Logging's finished products, goods and work in process, including oil and gas well hole logs, scout tickets and mud logs;

       (g) All automotive vehicles used in the Businesses, except as otherwise indicated in Section 1.7;

       (h)  Use of the telephone numbers used by the Businesses;

       (i) All goodwill of the Businesses as a going concern, including all franchises, licenses, registrations, files, papers, books of account, sales and marketing records, customer lists, personnel files and all other books and records and files of any kind or description relating to the Businesses.

  The Purchased Assets shall include any assets like those described in this section that are acquired hereafter and prior to the Closing (as hereinafter defined) except for those assets transferred or disposed of in the ordinary course of business after the date of this Agreement.





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                                                      PAGE 3

       1.2 Purchase Price. The aggregate purchase price (Purchase Price) to be paid by Rentech and Subsidiary for the Purchased Assets will be $1,205,000. The Purchase Price shall be allocated among the Purchased Assets as shown on Schedule 1.2. The Purchase Price shall be paid as follows:

            1.2.1 Well Logging Purchase Price. The purchase price for the Purchased Assets owned by Well Logging shall be $600,000. Rentech will pay $550,000 in cash or other immediately available funds, $25,000 by issuance of 50,000 shares of the restricted and unregistered shares of Rentech's common stock to Hoyt L. Hudspeth and $25,000 by issuance of 50,000 shares of the restricted and unregistered shares of Rentech's common stock to Joseph Peters. The shares of Rentech's common stock shall be deemed to have a value of $.50 each.

            1.2.2 Mud Logging Purchase Price. The purchase price for the Purchased Assets owned by Mud Logging shall be paid pursuant to two promissory notes in the principal amounts of $200,000 (Note
            I) and $405,000 (Note II), both of which shall be issued by Subsidiary at Closing. Note I and Note II shall be made in the form of the promissory note attached as Exhibit 1.2.2.

                 1.2.2.1 Terms of Note I. Note I shall have a term of one year and bear interest at a rate equal to the prime rate described in the Wall Street Journal, Western Edition, for the date that is five business days before the date of closing, plus two percent (2%). Note I shall be guaranteed by Rentech pursuant to the Guaranty Agreement attached hereto as Exhibit 1.2.2.1. In addition, Note I shall be secured by all assets purchased by Subsidiary from Well Logging and Mud Logging pursuant to this Agreement.

                 1.2.2.2 Terms of Note II. Note II shall have a term of two years over which payments are payable monthly and bear interest at a rate equal to the prime rate described in the Wall Street Journal, Western Edition, for the date that is five business days before the date of closing, plus two percent (2%). Note II shall be guaranteed by Rentech pursuant to the Guaranty Agreement attached hereto as Exhibit 1.2.2.1. In addition, Note II shall be secured by all assets purchased by Subsidiary from Well Logging and Mud Logging pursuant to this Agreement.

                 1.2.2.3  Cross Default.  A default by Rentech or
                 Subsidiary under either Note I or Note II shall be a default under both Note I and Note II.


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                                                      PAGE 4

       1.3 Assumption of Liabilities. Rentech and Subsidiary will not assume any debts, obligations, duties or liabilities of Sellers (Liabilities) other than (i) Liabilities, the assumption of which is necessary for the continued operation of the Businesses, as determined by Rentech and Subsidiary, accruing after the Closing pursuant to contracts approved by Rentech and Subsidiary in writing, (ii) Liabilities expressly assumed by Rentech and Subsidiary in their sole discretion, and (iii) the following Liabilities:

            1.3.1 Subsidiary and Rentech shall assume the balance of the promissory note payable to M. H. Burton Construction Company, which is secured by a mortgage recorded in Book 7105, Page 1244, against the warehouse and depot building located at 5600 S.W. 11th, Oklahoma City, Oklahoma, and shall be responsible for payment of the note. The assumption shall be accomplished by Subsidiary's monthly transfer of the mortgage payments to either Mud Logging or Hoyt L. Hudspeth, (whichever is presently liable on the mortgage), who agrees to timely pay the mortgage amount to the mortgagee as and when due. This agreement shall be evidenced by a separate writing executed by Hoyt L. Hudspeth, Mud Logging and Subsidiary.
       Subsidiary and Rentech shall mortgage the building to secure the obligations created herein, and further agree that should there be any default, and upon notification to Hoyt L. Hudspeth, Hoyt L. Hudspeth shall be entitled to immediately seek a receiver and temporary restraining order allowing him to take possession of the property by the receiver during any litigation. Subsidiary and Rentech will endeavor to have Hoyt L. Hudspeth's name as an obligor removed from the promissory note, but if they are unable to do so, they will hold harmless and indemnify him from any liability on the promissory note which is secured by the shop building. The current balance of the promissory note is approximately $70,000; and

            1.3.2 The Liabilities described in Section 1.7 as the equipment loan.

       1.4 Employment Contracts. The Sellers shall employ Hoyt L. Hudspeth, Ronald Ray Hudspeth and Tammy Silva, pursuant to the terms and conditions of the employment contracts attached hereto as Exhibit 1.4.

       1.5 Purchase of Businesses. The purchase of the Businesses shall be subject to the following terms and conditions:

            1.5.1 Cost of Appraisal. Cost of any appraisal to be obtained after the date of this Agreement shall be timely paid by Rentech or Subsidiary.





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                                                      PAGE 5

            1.5.2 Evidence of Title. Sellers shall furnish to Rentech, a current commitment for owner's title insurance policy pertaining to the Real Property in an amount equal to the purchase price, on or before five days before Closing (Title Deadline). The expense of the title insurance policy shall be divided equally between Sellers and Rentech. The commitment shall constitute a binding obligation of the title insurance company to insure fee simple title in Subsidiary, with no exceptions except real property taxes due for the year of Closing and the lien of the mortgage recorded in Book 7105 at Page 1244 in favor of M.H. Burton Construction Company, upon Closing in the amount of the Purchase Price allocated to the Real Property upon Closing in the amount allocated to the Real Property. When the title insurance commitment is furnished, Rentech may require that copies of instruments (or abstracts of instruments) listed in the schedule of exceptions (Exceptions) in the title insurance commitment also be furnished to Rentech at Sellers' expense. This requirement shall pertain only to instruments shown of record in the office of the clerk of the designated county or counties. The title insurance commitment, together with any copies or abstracts of instruments furnished pursuant to this Section, constitute the title documents (Title Documents). Rentech or Rentech's designee, must request Well Logging or Mud Logging or both, in writing, to furnish copies or abstracts of instruments listed in the schedule of exceptions no later than five calendar days after Title Deadline. Sellers will pay the premium for the title insurance policy at Closing and have the title insurance policy delivered to Subsidiary as soon as practical after Closing.

            1.5.3 Title Review. Rentech shall have the right to inspect the Title Documents pertaining to the Real Property. No written notice by Rentech of unmerchantability of title or other unsatisfactory title conditions need be given as to Exceptions to title, including other liens, not permitted according to Section
       1.5.2. Written notice by Rentech of additional grounds of unmerchantability of title or of any other unsatisfactory title condition shown by the Title Documents may be signed by or on behalf of Rentech and given to Sellers on or before five calendar days after Title Deadline, or within five calendar days after receipt by Rentech of any Title Documents or endorsements adding new Exceptions to the title commitment together with a copy of the Title Document adding new Exceptions to title.

           1.5.4 Matters Not Shown by the Public Records. Sellers shall deliver to Rentech, on or before the Title Deadline set forth in
       Section 1.5.2, true copies of all leases in Sellers' possession pertaining to the Real Property, if any, and shall disclose to




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                                                      PAGE 6

       Rentech all easements, liens or other title matters not shown by the public records of which Sellers have actual knowledge. Rentech shall have the right to inspect the Real Property to determine if any third parties has any right to the Real Property not shown by the public records (such as an unrecorded easement, unrecorded lease, or boundary line discrepancy). Written notice of any unsatisfactory conditions disclosed by Sellers or revealed by such inspection shall be signed by or on behalf of Rentech and given to Sellers on or before five days after the Title Deadline. If Sellers do not receive Rentech's notice by said date, Rentech agrees to accept title subject to such rights, if any, of third parties of which Rentech has actual knowledge.

            1.5.5 Right to Cure. If Sellers receive notice of unmerchantability of title or any other unsatisfactory title conditions pertaining to the Real Property as provided in Sections
       1.5.3 and 1.5.4 above, Sellers shall use reasonable effort to correct said unsatisfactory title conditions prior to the date of Closing. If Sellers fail to correct said unsatisfactory title conditions on or before the date of closing, this contract shall then terminate; provided, however, Rentech may, by written notice received by Sellers, on or before closing, waive objection to said unsatisfactory title conditions.

           1.5.6 Transfer of Title. Subject to tender or payment at Closing as required herein and compliance by Rentech and Subsidiary with the other terms and provisions hereof, Sellers shall execute and deliver a good and sufficient general warranty deed to Subsidiary, on Closing, conveying the Real Property free and clear of all taxes except the general taxes for the year of Closing, and subject to easements, rights of way, reservations, covenants, conditions, restrictions, and zoning ordinances of record accepted in writing by Rentech. Title shall be conveyed free and clear of all liens for special improvements installed as of the date of Rentech's signature hereon, whether assessed or not; except (i) distribution utility easements (including cable TV), (ii) those matters reflected by the Title Documents accepted by Rentech in accordance with subsection 1.5.3, and (iii) those rights, if any, of third parties in the Real Property not shown by the public records in accordance with subsection 1.5.4.

            1.5.7 Payment of Encumbrances. Any encumbrance required to be paid by Sellers shall be paid at or before Closing from the proceeds of this transaction or from any other source.

            1.5.8 Real Property Closing Services. Rentech, Subsidiary and Sellers shall pay, in certified funds or other immediately available




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                                                      PAGE 7

       funds, their respective closing costs and all other items required to be paid respectively by them at Closing, except as otherwise provided herein. Rentech, Subsidiary and Sellers shall sign and complete all customary or required documents at or before Closing. One-half of the fees for real estate closing services shall be paid at Closing by Rentech or Subsidiary and one-half shall be paid by Sellers. Any sales and use tax that may accrue because of this transaction shall be collected by Sellers but paid by Subsidiary.

       1.6 Lease of Building. Subsidiary or Rentech shall lease from the Hudspeths the building at 6418-B North Santa Fe, Oklahoma City, Oklahoma 73116 at a rate of $10.00 per square foot per year (approximately 1,930 square feet) on a net-net-net basis for a two-year lease term. If Subsidiary is the tenant, Rentech shall guarantee the lease. The Lease will be executed and delivered at Closing.

       1.7 Vehicles. All vehicles that are being transferred to Subsidiary and Rentech as to which any encumbrances remain unpaid, will be assumed by Subsidiary and Rentech, and Hoyt L. Hudspeth will be held harmless by both from payment of the same. Indebtedness on any vehicles that are specifically reserved prior to Closing, and currently being driven, by Hoyt L. Hudspeth and his family will remain the responsibility of Hoyt L. Hudspeth and his family. At Closing, Ruthe Hudspeth and Hoyt
  L. Hudspeth's daughter's vehicles, identified as a --------------- model --------------------, and a --------------- model --------------------, will be transferred to Ruthe Hudspeth and Hoyt Hudspeth's daughter, respectively. They will be responsible for the remainder of the loans payable on those vehicles. Hoyt L. Hudspeth's vehicle, identified as a ---------------- model --------------------, will remain as part of Mud
  Logging's assets for the one-year period during which Hoyt L. Hudspeth is training Bill Williamson. The Subsidiary or Rentech will make or reimburse Mud Logging for the vehicle payment and insurance payments for that one-year period. At the end of the said one-year period, title to the vehicle will be transferred to Hoyt L. Hudspeth for $10, and the remaining balance of the loan and insurance will become the responsibility of Hoyt L. Hudspeth or the Sellers.

       1.8 Accounts Receivable. Mud Logging shall retain all accounts receivable generated prior to Closing, and shall be responsible for payment of the Seller's line of credit secured by the accounts receivable at First Bethany Bank and Trust, N.A. Any accounts generated after Closing shall belong to Subsidiary.









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                                                      PAGE 8

                                    ARTICLE II.
                                   THE CLOSING

       2.1 Place and Time. The closing (the Closing) under this Agreement shall take place on June 1, 1999 (the Closing Date) at the offices of American Guaranty Title Company located at 4040 North Tulsa, Oklahoma City, Oklahoma 73112, (telephone (405) 942-4848; fax (405) 942-6482).
  Regardless of the actual hour of the Closing, the Closing shall be effective as of 12:01 a.m. Central Time on the Closing Date (the Effective Time).

       2.2 Payment and Delivery by Rentech and Subsidiary. At the Closing, and subject to the terms and conditions set forth herein, Rentech and Subsidiary shall:

       (a)  pay the Purchase Price;

       (b) execute and deliver the certificate required by Section 8.2 hereof; and

       (c) execute and deliver the closing documents contemplated under this Agreement.

       2.3 Delivery by Sellers. At the Closing, and subject to the terms and conditions set forth herein, Sellers shall:

       (a) execute and deliver a General Assignment and Conveyance conveying all of the Purchased Assets other than the Real Property to Subsidiary;

       (b)  execute and deliver a general warranty deed as described in
       Section 1.5.6;

       (c) execute and deliver such other bills of sale, endorsements, assignments, certificates of title, and other instruments of transfer and conveyance as are reasonably requested by Rentech and Subsidiary;

       (d) deliver fully executed releases of all filed or recorded liens affecting the Purchased Assets, other than the mortgage to M.H. Barton described in Section 1.3.1 and security interests securing the equipment loan of the First Bethany Bank and Trust, N.A. described in Section 1.7.

       (e) execute and deliver the certificate required by Section 7.1 hereof.




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                                                      PAGE 9

  Sellers will from time to time after the Closing Date, at Rentech's request, execute such further instruments as Rentech reasonably deems necessary to carry out the sale of the Purchased Assets pursuant to this Agreement.

       2.4 Possession. Subsidiary shall be entitled to take possession of and Sellers shall deliver to Subsidiary the Purchased Assets as of the Closing Date.

       2.5 Prorations. Taxes assessed against the Real Property and Personal Property for the year of sale, water and sewer charges, personal property taxes, equipment leases, prepaid expenses and other customary items shall be prorated between Sellers and Subsidiary as of the Effective Time.


                                   ARTICLE III.
                            REPRESENTATIONS OF SELLERS
                                   WELL LOGGING

       Well Logging represents, promises and warrants, to the best of its knowledge, information and belief, to Rentech and Subsidiary as follows:

       3.1 Organization. Well Logging is a corporation duly organized, validly existing, and in good standing under the laws of the state of Oklahoma and has all power and authority to own its property and carry on its business as now conducted and has all necessary licenses, permits and government approvals.

       3.2 Authorization. The execution, delivery and performance of this Agreement and any other documents or instruments contemplated hereby have been duly authorized by all necessary action of Well Logging, and this Agreement has been executed and delivered by Well Logging and constitutes a legal, valid and binding obligation of Well Logging enforceable in accordance with its terms.

       3.3 Financial Reports. True and correct copies of the financial statement (including a balance sheet and statement of income) of Well Logging for the year ended December 31, 1998, and for each month since then to this date (collectively, the Reports) will be provided to Rentech by separate delivery. At Closing, Well Logging shall deliver to Rentech a true and correct copy of the financial statements including a balance sheet and statement of income of Well Logging as of the last day of the most current month for which available prepared from the books of Well Logging without audit since December 31, 1998 (the Interim Reports) the Reports and the Interim Reports are collectively referred to as the Financial Reports). All such Financial Reports are in accordance with



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                                                      PAGE 10

  the books and records of Well Logging, have been prepared consistently throughout the periods indicated, reflect all material assets and, to Well Logging's knowledge, material liabilities of Well Logging, and present fairly and completely, in all material respects, the financial condition of Well Logging and its business at such dates and results of its operations for the periods then ended, subject only, in the case of the Interim Reports, to normal year end adjustments.

       3.4 Absence of Certain Changes. Except as reflected in Financial Reports, since December 31, 1998, Well Logging, its business and the Purchased Assets owned by it have not suffered or undergone any change that is reasonably likely to have an adverse effect on its business, condition (financial or otherwise), or prospects (whether as a result of any change as to inventory or other assets, any loss of a competitive position, any natural disaster, accident, strike, or any other event or condition affecting or relating to its business, Well Logging or the Purchased Assets owned by it, whether or not related to any of the foregoing), experienced any labor difficulty or suffered any damage, destruction or loss (whether or not insured). Except as reflected in Financial Reports since December 31, 1998, Well Logging and its business have not:

       (a) incurred any obligations or liabilities (whether absolute, accrued, contingent, or otherwise and whether due or to become due), except current liabilities lin the ordinary course of business and consistent with past practice;

       (b)  written down or written up the value of any of the Inventory;

       (c) canceled or waived any claim of right of substantial value or sold, assigned, transferred or encumbered any of its properties or assets, real, persona, or mixed, tangible or intangible, except for fair consideration and in the ordinary course of business and consistent with past practice;

       (d) granted any increase in compensation, rate of compensation or commission payable or to become payable, or made any loan, advance or other extension of credit to any of its employees or agents except merit increases made in the usual and ordinary course of business;

       (e) changed the methods of accounting or accounting principles or practices of Well Logging set forth in or reflected in the Financial Reports;

       (f)  lost any key employees;

       (g) terminated or been advised of the termination of its relationship with any material customer or supplier;

       (h) changed in any material respect the business policies or practices of Well Logging or failed to operate the business of Well Logging in good faith and in the ordinary course; and

       (i)  agreed, whether in writing or not, to do any of the foregoing.

       3.5 Title to Purchased Assets. Well Logging has good and marketable title to all Purchased Assets, including, without limitation, those reflected in the Financial Reports or acquired since the date thereof (except for property disposed of since such date in the ordinary course of business consistent with past practice), in each case free and clear of liens, easements or title imperfections except that, as of the date of this Agreement, the Purchased Assets may be subject to liens for current taxes not yet due and payable. As of the Closing Date, the Purchased Assets owned by it shall be subject to no liens and Well Logging shall have good and marketable title to all Purchased Assets owned by it free and clear of liens.

       3.6 Personal Property. The Purchased Assets owned by Well Logging are all of the Personal Property used by Well Logging in the Business. The Personal Property is in possession of Well Logging and located at Well Logging's principal place of business. Schedule 1.1(b) includes a true and complete list of the Purchased Assets owned by Well Logging. Except as set forth on Schedule 1.1(b), all tangible Purchased Assets owned by Well Logging are in good operating condition and repair, subject to ordinary wear and tear.

       3.7 Suppliers. After the Closing, Well Logging will identify for Subsidiary all suppliers or subcontractors from which Well Logging purchased goods or services in excess of $5,000 during the year ended December 31, 1998 or expects to purchase goods and services in excess of that amount during the current fiscal year. Well Logging does not believe and has not received any threat or notice that any such supplier or subcontractor intends to discontinue or to reduce delivery of any such goods or services or default under or terminate any agreement with Well Logging, or to take any such action with respect to Rentech or Subsidiary after the Closing, whether as a result of the transactions contemplated hereby or otherwise.

       3.8 Customers. After the Closing, Well Logging will identify for Subsidiary all customers to which Well Logging sold goods or services in excess of $5,000 during the year ended December 31, 1998 and all customers to which Well Logging expects to sell goods or services in excess of that amount during the current year. Well Logging has no reason to believe and has not received any threat or notice that any such customer intends to discontinue or to reduce significantly purchases of such goods or services or default under or terminate or to reduce significantly purchases of such goods or services or default under or terminate any agreement with Well Logging or to take any such actions with respect to Rentech or Subsidiary after the Closing, whether as a result of the transactions contemplated hereby or otherwise.

       3.9 Purchased Inventory. The Inventory is in good repair, is not obsolete, is usable and saleable in the ordinary course of the business as currently conducted, and to Well Logging's knowledge, consists of a quantity that is not excessive in kind or amount. Since December 31, 1998, no Inventory has been acquired, sold or disposed of except in the ordinary course of business consistent with past practice.

       3.10 Compliance With Other Instruments. Well Logging has complete and unrestricted power to undertake and perform all of the obligations contained in this Agreement. Neither the execution and delivery, nor the consummation of the transactions provided for in this Agreement, will violate the Articles of Incorporation of Well Logging or any material agreement, mortgage, indenture, license, franchise, permit, judgment, decree, order, law or regulation by which Well Logging is bound.

       3.11 Litigation. There are no actions, claims, suits, investigations, litigation or proceedings pending, or, to the knowledge of Well Logging, threatened against or relating to Well Logging or the business, including any that would question the validity of this Agreement or any other agreements contemplated hereunder or any action taken or to be taken pursuant to or in connection with the provisions of this Agreement or any other agreement contemplated hereunder, nor is there any reasonable basis for any such action, claim, suit, proceeding or investigation. There are no judgments, orders, decrees, citations, fines or penalties heretofore assessed (and not discharged or otherwise satisfied) against Well Logging under any United States federal, state, local or foreign law, and there are no unsatisfied judgments against Well Logging.

       3.12 Environmental Matters. Well Logging is and has at all times been in compliance with all applicable United States, federal, state, local, and foreign laws and regulations relating to environmental, land use, welfare, natural resources, health and safety matters. There is no suit, claim, action or proceeding pending or threatened against Well Logging or any reasonable basis therefor, in respect of (a) noncompliance by Well Logging with any such laws or regulations, (b) personal injury, wrongful death or other tortious conduct arising out of or resulting from materials, commodities or products held, used, sold, transferred, manufactured or disposed of by or on behalf of Well Logging or one of its shareholders, containing or incorporating any hazardous or toxic materials commodities or substances, or (c) the presence or release or threatened release into the environment of any pollutant, contaminant or toxic or hazardous material, substance or waste, whether solid, liquid or gas (each a Hazardous Substance), whether generated by Well Logging or located at or about a site currently owned, leased or otherwise used by Well Logging or heretofore owned, leased or otherwise used by Well Logging or any predecessor entity and for which Well Logging would have liability. There have been no Hazardous Substances generated by Well Logging that have been disposed of or come to rest at any site that has been included in any published United States federal, state or local "superfund" site list or any other list of hazardous or toxic waste sites published by any governmental authority in the United States.
  There are and have been no underground storage tanks located on, no polychlorinated biphenyls (PCBs) or PCB-containing equipment used or stored on, and no hazardous waste, as defined by the Resource
  Conservation and Recovery Act, as amended, 42 U.S.C. Section 6901 et. seq., stored on, any site owned, leased or otherwise used by Well Logging. No such Hazardous Substance is stored by or on behalf of Well Logging at any site at which Well Logging provides services. There has been no release or threatened release by Well Logging of Hazardous Substances on, upon, into or from (x) any site currently owned, leased or otherwise used by Well Logging, (y) any site heretofore owned, leased or otherwise used by Well Logging or any predecessor entity or (z) any other site at which Well Logging provides services.

       3.13 Tax Returns. Well Logging has duly filed all tax reports and returns required to be filed by it and has duly paid all taxes and other charges due as shown thereon or claimed to be due from it by written notice from any federal, state, or local taxing authorities, including, without limitation, those due in respect of its properties, income, franchise, licenses, sales, and payrolls; there are no tax liens upon any of the Purchased Assets owned by Well Logging (other than liens for current taxes not yet due); there are no agreements, waivers or other arrangements providing for an extension of time with respect to the assessment of any tax or deficiency against the Purchased Assets owned by Well Logging or Well Logging nor are there any actions, suits, proceedings, investigations or claims now pending against Well Logging or relating to its business; and, there are no pending discussions or questions relating to, or claims asserted for taxes or assessments against Well Logging.

       3.14 Leases. As of the Effective Time of Closing, Well Logging will not be bound to any leases pursuant to which Well Logging leases real or personal property from or to others.

       3.15 Intellectual Property. Well Logging has no pending applications for registration of any rights in Intellectual Property. No licenses, sublicenses or covenants have been granted or entered into by Well Logging in respect of any Intellectual Property. "Intellectual

  Property" means, collectively: (a) all registered, unregistered and pending (i) trade names, trade dress, trademarks, service marks, assumed names, business names and logos, and all registrations and applications therefor, (ii) all computer software, data files, manuals and other specifications and documentation and all know-how related thereto, (iii) technical information, data, process technology, technical papers, plans, drawings and blue prints, (iv) all patents, patent applications, and inventions and discoveries that may be patentable, registered designs and invention disclosures, (v) all know-how, trade secrets, proprietary inventions, proprietary processes, proprietary formulas, proprietary know-how, proprietary concepts, proprietary ideas, proprietary research and development, and proprietary designs, and (vi) all other intellectual property, and (b) all licenses, sublicenses, assignments in respect thereto and rights thereunder, remedies against infringements thereof and rights to protection of interest therein relating to the items set forth in clause (a) above. Well Logging owns all well logs that constitute part of the Purchased Assets, and has the unrestricted right to sell information contained in the well logs or abstracted from the well logs.

       3.16 Employee Matters. After the Closing, Well Logging will introduce Subsidiary to all employees employed by Well Logging (collectively, the Employees), including for each such Employee: (i) his or her position and title; (ii) his or her date of hire; (iii) his or her salary; (iv) his or her unpaid wages, accrued vacation time and accrued personal time; and (v) any bonuses paid to him or her with respect to the fiscal year ended December 31, 1998 or earned by him or her with respect to the current fiscal year. Well Logging shall as soon as reasonably practicable, but in any event within five days after the Closing, provide to Rentech the foregoing information with respect to any other Employees hired prior to the Closing. There are no continuing contracts of employment with any employees of Well Logging and no bonuses due that will be unpaid at Closing. Well Logging has complied with all applicable laws relative to employee benefits, including COBRA and the Employee Retirement Income Security Act of 1974, as amended (ERISA), and there are no unfunded liabilities relating to any pension or welfare benefit plan for which Well Logging could be liable. Well Logging is not a party to any collective bargaining agreement and there is no existing dispute or controversy between Well Logging and any of the Employees. None of the Employees are represented by a labor union and, to Well Logging's knowledge, there is no labor union organizing activity by or among such Employees. Well Logging does not maintain or contribute to, nor has it ever maintained or contributed to, any employee benefit plan (as defined in ERISA) that is an employee pension benefit plan (as defined in ERISA). Well Logging does not maintain or contribute to, nor has it ever maintained or contributed to, an employee benefit plan that is an employee welfare benefit plan (as defined in ERISA).

       3.17 Contracts and Commitments. There are no continuing contracts, agreements, plans, arrangements, or commitments for the benefit of or relating to its business that Well Logging holds and that will continue past the Closing.

       3.18 Compliance with Law. Well Logging has not received any notice of any violation of and, to the best of Well Logging's knowledge, has complied in all material respects with all laws, regulations, and orders applicable to its business including all rules and regulations of the Occupational Health and Safety Administration, and all federal, state and local environmental laws, rules and regulations.

       3.19 Licenses and Permits. Well Logging holds all licenses and permits which, to the best of Well Logging's knowledge, are required for Well Logging's operation of its business, all of which are in full force and effect. Well Logging has all governmental and regulatory licenses and permits necessary for the conduct of the business as presently conducted for the ownership of the Purchased Assets. All such licenses and permits are in full force and effect, and no written notice of any violations has been received by Well Logging relating to such licenses or permits. Well Logging is not in violation of any such license or permit, and no proceeding or investigation is pending or, to Well Logging's knowledge, threatened that would have the effect, directly or indirectly, of revoking or limiting in any way such license or permits. To the extent that any such license or permit cannot be obtained independently by Subsidiary without condition other than application and the payment of applicable fees, such licenses and permits are fully assignable to Subsidiary.

       3.20 Disclosure. No material representation or warranty by Well Logging contained in this Agreement and no statement contained in any exhibit, schedule certificate, list, or other writing furnished to the Buyer pursuant to the provision hereof, to the best knowledge of Well Logging, contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements therein not materially misleading.

       3.21 Certain Agreements. Neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby will (i) result in any payment (including, without limitation, severance, unemployment compensation, parachute payment, bonus or otherwise) becoming due to any Employee or any other person from Well Logging under any plan, agreement or otherwise, (ii) increase any benefits otherwise payable to any Employee under any plan or agreement, or (iii) result in the acceleration of the time of payment or vesting of any such benefits.

       3.22 Books and Records. Well Logging has made available to Rentech and Subsidiary true and correct copies of the books and of all corporate (including minute books and stock record books) and financial records of Well Logging.

       3.23 Standstill. Neither Well Logging nor any shareholder of Well Logging has entered into any arrangement or understanding with any person other than Rentech and Subsidiary regarding this sale, exchange or other disposition of any of the Purchased Assets owned by it, other than the sale of Inventory or used equipment in the ordinary course of business.

       3.24 Year 2000 Representations and Warranties Well Logging represents and warrants that all of Well Logging's products, hardware and software, mechanical, electrical or other system that contains a microchip or software which is date sensitive (including but not limited to: business, accounting and order fulfillment systems, payroll and employee benefit systems, security systems, drilling trucks, logging trucks, and equipment controllers), and which are material to Well Logging's continued operations (hereinafter the Products and Systems) are designed to be used prior to, during, and after the calendar year 2000 AD, and that the Products and Systems will operate during each such time period without error relating to date data, specifically including any error relating to, or the product of, data which represents or references different centuries or more than one century. Without limiting the generality of the foregoing, Well Logging further represents and warrants that the Products and Systems are and will continue to be "Year 2000 Compliant," meaning that the data outside the range 1990-1999 will be correctly processed in any level of the Products and Systems including, but not limited to, microcode, firmware, hardware, application programs, files and databases, and all date processing by the Products and Systems will recognize and correctly process dates for Leap Years.

                                    MUD LOGGING

       Mud Logging represents, promises and warrants, to the best of its knowledge, information and belief, to Rentech and Subsidiary as follows:

       3.25 Organization. Mud Logging is a corporation duly organized, validly existing, and in good standing under the laws of the state of Oklahoma and has all power and authority to own its property and carry on its business as now conducted and has all necessary licenses, permits and government approvals.

       3.26 Authorization. The execution, delivery and performance of this Agreement and any other documents or instruments contemplated hereby have been duly authorized by all necessary action of Mud Logging, and this Agreement has been executed and delivered by Mud Logging and constitutes a legal, valid and binding obligation of Mud Logging enforceable in accordance with its terms.

       3.27 Financial Reports. True and correct copies of the financial statement (including a balance sheet and statement of income) of Mud Logging for the year ended December 31, 1998, and for each current month since then to this date (collectively, the Reports) will be provided to Rentech by separate delivery. At Closing, Mud Logging shall deliver to Rentech a true and correct copy of the financial statements including a balance sheet and statement of income of Mud Logging as of the last day of the most current month for which available prepared from the books of Mud Logging without audit since December 31, 1998 (the Interim Reports) (the Reports and the Interim Reports are collectively referred to as the Financial Reports). All such Financial Reports are in accordance with the books and records of Mud Logging, have been prepared consistently throughout the periods indicated, reflect all material assets and, to Mud Logging's knowledge, material liabilities of Mud Logging, and present fairly and completely, in all material respects, the financial condition of Mud Logging and its business at such dates and results of its operations for the periods then ended, subject only, in the case of the Interim Reports, to normal year end adjustments.

       3.28 Absence of Certain Changes. Except as reflected in Financial Reports, since December 31, 1998, Mud Logging, its business and the Purchased Assets owned by it have not suffered or undergone any change that is reasonably likely to have an adverse effect on its business, condition (financial or otherwise), or prospects (whether as a result of any change as to inventory or other assets, any loss of a competitive position, any natural disaster, accident, strike, or any other event or condition affecting or relating to its business, Mud Logging or the Purchased Assets owned by it, whether or not related to any of the foregoing), experienced any labor difficulty or suffered any damage, destruction or loss (whether or not insured). Except as reflected in Financial Reports since December 31, 1998, Well Logging and its business have not:

       (a) incurred any obligations or liabilities (whether absolute, accrued, contingent, or otherwise and whether due or to become due), except current liabilities lin the ordinary course of business and consistent with past practice;

       (b)  written down or written up the value of any of the Inventory;

       (c) canceled or waived any claim of right of substantial value or sold, assigned, transferred or encumbered any of its properties or assets, real, persona, or mixed, tangible or intangible, except for fair consideration and in the ordinary course of business and consistent with past practice;

       (d) granted any increase in compensation, rate of compensation or commission payable or to become payable, or made any loan, advance or other extension of credit to any of its employees or agents except merit increases made in the usual and ordinary course of business;

       (e) changed the methods of accounting or accounting principles or practices of Mud Logging set forth in or reflected in the Financial Reports;

       (f)  lost any key employees;

       (g) terminated or been advised of the termination of its relationship with any material customer or supplier;

       (h) changed in any material respect the business policies or practices of Mud Logging or failed to operate the business of Mud Logging in good faith and in the ordinary course; and

       (i)  agreed, whether in writing or not, to do any of the foregoing.

       3.29 Title to Purchased Assets. Mud Logging has good and marketable title to all Purchased Assets, including, without limitation, those reflected in the Financial Reports or acquired since the date thereof (except for property disposed of since such date in the ordinary course of business consistent with past practice), in each case free and clear of liens, easements or title imperfections except that, as of the date of this Agreement, the Purchased Assets may be subject to liens for current taxes not yet due and payable. As of the Closing Date, the Purchased Assets owned by it shall be subject to no liens and Mud Logging shall have good and marketable title to all Purchased Assets owned by it free and clear of liens.

       3.30 Personal Property. The Purchased Assets owned by Mud Logging are all of the Personal Property used by Mud Logging in the Business.
  The Personal Property is in possession of Mud Logging and located at Mud Logging's principal place of business. Schedule 1.1(b) includes a true and complete list of the Purchased Assets owned by Mud Logging. Except as set forth on Schedule 1.1(b), all tangible Purchased Assets owned by Mud Logging are in good operating condition and repair, subject to ordinary wear and tear.

       3.31 Suppliers. After the Closing, Mud Logging will identify for Subsidiary all suppliers or subcontractors from which Mud Logging purchased goods or services in excess of $5,000 during the year ended December 31, 1998 or expects to purchase goods and services in excess of that amount during the current fiscal year. Mud Logging does not believe and has not received any threat or notice that any such supplier or subcontractor intends to discontinue or to reduce delivery of any such goods or services or default under or terminate any agreement with Mud Logging, or to take any such action with respect to Rentech or Subsidiary after the Closing, whether as a result of the transactions contemplated hereby or otherwise.

       3.32 Customers. After the Closing, Mud Logging will identify for Subsidiary all customers to which Mud Logging sold goods or services in excess of $5,000 during the year ended December 31, 1998 and all customers to which Mud Logging expects to sell goods or services in excess of that amount during the current year. Mud Logging has no reason to believe and has not received any threat or notice that any such customer intends to discontinue or to reduce significantly purchases of such goods or services or default under or terminate or to reduce significantly purchases of such goods or services or default under or terminate any agreement with Mud Logging or to take any such actions with respect to Rentech or Subsidiary after the Closing, whether as a result of the transactions contemplated hereby or otherwise.

       3.33 Purchased Inventory. The Inventory is in good repair, is not obsolete, is usable and saleable in the ordinary course of the business as currently conducted, and to Mud Logging's knowledge, consists of a quantity that is not excessive in kind or amount. Since December 31, 1998, no Inventory has been acquired, sold or disposed of except in the ordinary course of business consistent with past practice.

       3.34 Compliance With Other Instruments. Mud Logging has complete and unrestricted power to undertake and perform all of the obligations contained in this Agreement. Neither the execution and delivery, nor the consummation of the transactions provided for in this Agreement, will violate the Articles of Incorporation of Mud Logging or any material agreement, mortgage, indenture, license, franchise, permit, judgment, decree, order, law or regulation by which Mud Logging is bound.

       3.35 Litigation. There are no actions, claims, suits, investigations, litigation or proceedings pending, or, to the knowledge of Mud Logging, threatened against or relating to Mud Logging or the business, including any that would question the validity of this Agreement or any other agreements contemplated hereunder or any action taken or to be taken pursuant to or in connection with the provisions of this Agreement or any other agreement contemplated hereunder, nor is there any reasonable basis for any such action, claim, suit, proceeding or investigation. There are no judgments, orders, decrees, citations, fines or penalties heretofore assessed (and not discharged or otherwise satisfied) against Mud Logging under any United States federal, state, local or foreign law, and there are no unsatisfied judgments against Mud Logging.

       3.36 Environmental Matters. Mud Logging is and has at all times been in compliance with all applicable United States, federal, state, local, and foreign laws and regulations relating to environmental, land use, welfare, natural resources, health and safety matters. There is no suit, claim, action or proceeding pending or threatened against Mud
  Logging or any reasonable basis therefor, in respect of (a) noncompliance by Mud Logging with any such laws or regulations, (b) personal injury, wrongful death or other tortious conduct arising out of or resulting from materials, commodities or products held, used, sold, transferred, manufactured or disposed of by or on behalf of Mud Logging or one of its shareholders, containing or incorporating any hazardous or toxic materials commodities or substances, or (c) the presence or release or threatened release into the environment of any pollutant, contaminant or toxic or hazardous material, substance or waste, whether solid, liquid or gas (each a Hazardous Substance), whether generated by Mud Logging or located at or about a site currently owned, leased or otherwise used by Mud Logging or heretofore owned, leased or otherwise used by Well Logging or any predecessor entity and for which Mud Logging would have liability. There have been no Hazardous Substances generated by Mud Logging that have been disposed of or come to rest at any site that has been included in any published United States federal, state or local "superfund" site list or any other list of hazardous or toxic waste sites published by any governmental authority in the United States.
  There are and have been no underground storage tanks located on, no polychlorinated biphenyls (PCBs) or PCB-containing equipment used or stored on, and no hazardous waste, as defined by the Resource
  Conservation and Recovery Act, as amended, 42 U.S.C. Section 6901 et. seq., stored on, any site owned, leased or otherwise used by Mud Logging. No such Hazardous Substance is stored by or on behalf of Mud Logging at any site at which Mud Logging provides services. There has been no release or threatened release by Mud Logging of Hazardous Substances on, upon, into or from (x) any site currently owned, leased or otherwise used by Mud Logging, (y) any site heretofore owned, leased or otherwise used by Mud Logging or any predecessor entity or (z) any other site at which Mud Logging provides services.

       3.37 Tax Returns. Mud Logging has duly filed all tax reports and returns required to be filed by it and has duly paid all taxes and other charges due as shown thereon or claimed to be due from it by written notice from any federal, state, or local taxing authorities, including, without limitation, those due in respect of its properties, income, franchise, licenses, sales, and payrolls; there are no tax liens upon any of the Purchased Assets owned by Mud Logging (other than liens for current taxes not yet due); there are no agreements, waivers or other arrangements providing for an extension of time with respect to the assessment of any tax or deficiency against the Purchased Assets owned by

  Mud Logging or Mud Logging nor are there any actions, suits, proceedings, investigations or claims now pending against Mud Logging or relating to its business; and, there are no pending discussions or questions relating to, or claims asserted for taxes or assessments against Mud Logging.

       3.38 Leases. At the Effective Time of Closing, Mud Logging will not be bound to any leases pursuant to which Mud Logging leases real or personal property from or to others.

       3.39 Intellectual Property. Mud Logging has no pending applications for registration of any rights in Intellectual Property. No licenses, sublicenses or covenants have been granted or entered into by Mud Logging in respect of any Intellectual Property. "Intellectual Property" means, collectively: (a) all registered, unregistered and pending (i) trade names, trade dress, trademarks, service marks, assumed names, business names and logos, and all registrations and applications therefor, (ii) all computer software, data files, manuals and other specifications and documentation and all know-how related thereto, (iii) technical information, data, process technology, technical papers, plans, drawings and blue prints, (iv) all patents, patent applications, and inventions and discoveries that may be patentable, registered designs and invention disclosures, (v) all know-how, trade secrets, proprietary inventions, proprietary processes, proprietary formulas, proprietary know-how, proprietary concepts, proprietary ideas, proprietary research and development, and proprietary designs, and (vi) all other intellectual property, and (b) all licenses, sublicenses, assignments in respect thereto and rights thereunder, remedies against infringements thereof and rights to protection of interest therein relating to the items set forth in clause (a) above.

       3.40 Employee Matters. After the Closing, Mud Logging will introduce Subsidiary to all employees employed by Mud Logging (collectively, the Employees), including for each such Employee: (i) his or her position and title; (ii) his or her date of hire; (iii) his or her salary; (iv) his or her unpaid wages, accrued vacation time and accrued personal time; and (v) any bonuses paid to him or her with respect to the fiscal year ended December 31, 1998 or earned by him or her with respect to the current fiscal year. Mud Logging shall as soon as reasonably practicable, but in any event within five days after the Closing, provide to Rentech the foregoing information with respect to any other Employees hired prior to the Closing. There are no continuing contracts of employment with any employees of Mud Logging and no bonuses due that will be unpaid at Closing. Mud Logging has complied with all applicable laws relative to employee benefits, including COBRA and the Employee Retirement Income Security Act of 1974, as amended (ERISA), and there are no unfunded liabilities relating to any pension or welfare benefit plan for which Mud Logging could be liable. Mud Logging is not a party to any collective bargaining agreement and there is no existing dispute or controversy between Mud Logging and any of the Employees.
  None of the Employees are represented by a labor union and, to Mud Logging's knowledge, there is no labor union organizing activity by or among such Employees. Mud Logging does not maintain or contribute to, nor has it ever maintained or contributed to, any employee benefit plan (as defined in ERISA) that is an employee pension benefit plan (as defined in ERISA). Mud Logging does not maintain or contribute to, nor has it ever maintained or contributed to, an employee benefit plan that is an employee welfare benefit plan (as defined in ERISA).

       3.41 Contracts and Commitments. There are no continuing contracts, agreements, plans, arrangements, or commitments for the benefit of or relating to its business that Mud Logging holds and that will continue past the Closing.

       3.42 Compliance with Law. Mud Logging has not received any notice of any violation of and, to the best of Mud Logging's knowledge, has complied in all material respects with all laws, regulations, and orders applicable to its business including all rules and regulations of the Occupational Health and Safety Administration, and all federal, state and local environmental laws, rules and regulations.

       3.43 Licenses and Permits. Mud Logging holds all licenses and permits which, to the best of Well Logging's knowledge, are required for Mud Logging's operation of its business, all of which are in full force and effect. Mud Logging has all governmental and regulatory licenses and permits necessary for the conduct of the business as presently conducted for the ownership of the Purchased Assets. All such licenses and permits are in full force and effect, and no written notice of any violations has been received by Mud Logging relating to such licenses or permits. Mud Logging is not in violation of any such license or permit, and no proceeding or investigation is pending or, to Mud Logging's knowledge, threatened that would have the effect, directly or indirectly, of revoking or limiting in any way such license or permits. To the extent that any such license or permit cannot be obtained independently by Subsidiary without condition other than application and the payment of applicable fees, such licenses and permits are fully assignable to Subsidiary.

       3.44 Disclosure. No material representation or warranty by Mud Logging contained in this Agreement and no statement contained in any exhibit, schedule certificate, list, or other writing furnished to the Buyer pursuant to the provision hereof, to the best knowledge of Mud Logging, contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements therein not materially misleading.

       3.45 Certain Agreements. Neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby will (i) result in any payment (including, without limitation, severance, unemployment compensation, parachute payment, bonus or otherwise) becoming due to any Employee or any other person from Mud Logging under any plan, agreement or otherwise, (ii) increase any benefits otherwise payable to any Employee under any plan or agreement, or (iii) result in the acceleration of the time of payment or vesting of any such benefits.

       3.46 Books and Records. Mud Logging has made available to Rentech and Subsidiary true and correct copies of the books and of all corporate (including minute books and stock record books) and financial records of Mud Logging.

       3.47 Standstill. Neither Mud Logging nor any shareholder of Mud Logging has entered into any arrangement or understanding with any person other than Rentech and Subsidiary regarding this sale, exchange or other disposition of any of the Purchased Assets owned by it, other than the sale of Inventory or used equipment in the ordinary course of business.

       3.48 Year 2000 Representations and Warranties Mud Logging represents and warrants that all of Well Logging's products, hardware and software, mechanical, electrical or other system that contains a microchip or software which is date sensitive (including but not limited to: business, accounting and order fulfillment systems, payroll and employee benefit systems, security systems, drilling trucks, logging trucks, and equipment controllers), and which are material to Mud Logging's continued operations (hereinafter the Products and Systems) are designed to be used prior to, during, and after the calendar year 2000 AD, and that the Products and Systems will operate during each such time period without error relating to date data, specifically including any error relating to, or the product of, date data which represents or references different centuries or more than one century. Without limiting the generality of the foregoing, Mud Logging further represents and warrants that the Products and Systems are and will continue to be "Year 2000 Compliant," meaning that the data outside the range 1990-1999 will be correctly processed in any level of the Products and Systems including, but not limited to, microcode, firmware, hardware, application programs, files and databases, and all date processing by the Products and Systems will recognize and correctly process dates

                                    ARTICLE IV.
                       CONDUCT OF BUSINESS PRIOR TO CLOSING

       Sellers each separately covenant and agree that prior to the Closing, except as Rentech may consent in writing:

       4.1 Operation in Ordinary Course. Its business will be conducted only in the ordinary course.

       4.2 Operation of the Business. It shall use its best efforts to keep its business intact and to preserve the goodwill of suppliers, customers and others having business relations with it.

       4.3 Employees. It will pay all salaries, wages, payroll taxes, benefits, vacation pay, all other fringe benefit costs, and all other costs of every nature whatsoever due or accrued at or prior to the Closing to or for the benefit of its employees or agents, Rentech and Subsidiary assuming no responsibility for any of the above. Effective as of the Effective Time, of the Closing, it shall terminate the employment of all of its employees.

       4.4 Payment of Liabilities. It will pay as the same become due all of its expenses, trade payables and all liabilities other than the Assumed Liabilities.

       4.5 Payment of Taxes. It will promptly file all tax returns and pay all federal, state and local tax assessments and governmental charges which are or may be lawfully levied or assessed against it, its business or the Purchased Assets owned by it for periods ending on or prior to the Closing Date, including, but not limited to, ad valorem, sales, use, excise, franchise, and personal property taxes.

       4.6 Insurance. It will maintain in effect through the Closing Date all existing insurance coverage covering the Purchased Assets owned by it.

       4.7 Maintenance of Properties; Risk of Loss. Through the Closing Date, it will maintain all the Purchased Assets owned by it in customary repair, order and condition, reasonable wear and use and damage by fire or other casualty excepted. It shall be responsible for all risk of loss prior to the Closing Date.

       4.8 Maintenance of Books. Through the Closing Date, it will maintain its books, accounts and records in the usual manner on a basis consistent with prior periods. It will duly comply in all material respects with all laws and decrees applicable to it.

       4.9 Update Schedules. It will advise Rentech of any changes in the information provided in the schedules attached hereto.

       4.10 Exclusivity; Acquisition Proposals. Unless and until this Agreement shall have been terminated by either party pursuant to Article 9, except as required by law, neither Well Logging, Mud Logging nor Hoyt

  L. Hudspeth will and they shall so instruct their officers, directors, agents, representatives or affiliates, not to, take or cause, directly or indirectly, any of the following actions with any person other than Buyer and its designees or agents: (i) solicit, encourage, initiate or participate in any negotiations, inquiries or discussions with respect to any offer or proposal to acquire all or any substantial part of the Purchased Assets owned by Well Logging or Mud Logging, respectively, (Acquisition Transaction); (ii) disclose any information not customarily disclosed to any person concerning its business or the Purchased Assets except in the ordinary course of business consistent with past practice and as required pursuant to a governmental request for information;
  (iii) enter into or execute any agreement relating to an Acquisition Transaction, or other agreement calling for the sale, directly or indirectly, of all or any significant part of its business or the Purchased Assets; or (iv) make or authorize any public statement, recommendation or solicitation with respect to any Acquisition Transaction or any offer or proposal relating to an Acquisition Transaction other than with respect to the transactions contemplated hereby.


                                    ARTICLE V.
                    PRE-CLOSING COVENANTS OF SELLERS AND BUYER

       5.1 Environmental Survey. If Rentech elects to obtain an environmental survey of the Real Property, Sellers and Rentech shall cooperate in obtaining, at Rentech's expense, a Phase I environmental survey of the Real Property. The Phase I survey shall be ordered from an environmental consultant by Rentech, at its expense, no later than ten
  (10) days after the date hereof and shall be completed as promptly as possible. If a Phase II environmental survey is required by the environmental consultant preparing the Phase I survey, Sellers shall be responsible for the cost of the Phase II survey.

       5.2 Cooperation. Mud Logging, Well Logging, Rentech and Subsidiary shall use their best efforts to cause the sale contemplated by this Agreement to be consummated, and, without limiting the generality of the foregoing, to make all filings with and give notices to third parties which may be necessary or reasonably required in order to effect the transactions contemplated hereby.

       5.3 Access to Premises. Between the date hereof and the Closing Date, the Sellers will afford to the officers and authorized representatives of Rentech and Subsidiary access during normal business hours (with the participation of Hoyt L. Hudspeth) to the premises, properties, and to the books and records of Sellers in order that Rentech and Subsidiary shall have the opportunity to make such investigations as it shall desire and to permit Sellers to review such financial and operating data and other information regarding the Businesses as Rentech shall from time to time reasonably request. Rentech shall not contact or meet with Sellers' customers or suppliers without the participation of Hoyt L. Hudspeth. Neither party shall make public disclosure of this Agreement prior to the Closing except as required in connection with transfer of permits, licenses and other such transactions.

       5.4  Confidentiality.

            (a) Rentech and Subsidiary agree to keep confidential the information that Sellers provides to Rentech and Subsidiary and not to use such information for any purpose whatsoever other than evaluating the transactions contemplated in this Agreement. Rentech and Subsidiary further agree that they will not make any oral or written disclosures concerning the information provided to it to any person without the prior approval of Sellers; provided, however, that Rentech and Subsidiary may disclose such confidential information to persons subject to Rentech's and Subsidiary's control who have a need to know such confidential information in connection with the negotiations between Rentech and Subsidiary and Sellers, to Rentech's and Subsidiary's affiliates, to existing or prospective lenders of or investors in Rentech and Subsidiary, all of whom will be directed and required to maintain such information in the strictest confidence at all times.

            (b) Sellers agree to keep in strictest confidence and to refrain from disclosing to any person, except to their legal counsel, any aspect of the transactions contemplated in this Agreement, including (without limitation) the identify of Rentech and Subsidiary, the existence of this Agreement, the terms and conditions set forth in this Agreement, the contents of any discussions and negotiations that already have taken place and that may take place in the future, and the fact that Sellers or Rentech and Subsidiary are contemplating a transaction of the type set forth in this Agreement, as well as any other matter relating to this Agreement or relating to the transactions contemplated thereby.

       5.5 Due Diligence Investigation. Sellers agree that Rentech's or Subsidiary's representatives shall have full access to and the right to inspect and evaluate the Businesses, including the Properties and books and records, and shall have the opportunity to interview Sellers' respective accountants and Sellers' respective key employees concerning the Businesses. Rentech will be provided a copy of an appraisal of the Real Property. Rentech will make its own due diligence investigation and financial analysis of all matters pertaining to the value of the Businesses and the advisability of making the purchase. Rentech will have the opportunity to conduct such investigations of the Businesses as it wishes, including environmental assessments of the Real Property.

                                    ARTICLE VI.
                             REPRESENTATIONS BY BUYER

                                     RENTECH

       Rentech represents, promises and warrants to the Sellers as follows:

       6.1 Organization. Rentech is a corporation duly organized, validly existing, and in good standing under the laws of the state of Colorado, and has all corporate power and authority to own its property and carry on its business as now conducted.

       6.2 Authorization. The execution, delivery and performance of this Agreement and any other documents or instruments contemplated hereby has been duly authorized by all necessary corporate actions of Rentech, and this Agreement has been executed and will be delivered by Rentech and will constitute a legal, valid and binding obligation of the Rentech enforceable in accordance with their terms.

       6.3 Compliance With Other Instruments. Rentech has complete and unrestricted power to undertake and perform all of the obligations contained in this Agreement. Neither the execution and delivery, nor the consummation of the transactions provided for in this Agreement, will violate the Articles of Incorporation or the bylaws of Rentech or any material agreement, mortgage, indenture, license, franchise, permit, lease or other instrument, judgment, decree, order, law or regulation by which Rentech is bound.

       6.4 Litigation. There is no action, suit, litigation or proceeding pending, or, to the best knowledge of Rentech, threatened against or relating to Rentech which could adversely affect the ability of Rentech to perform the transactions contemplated by this Agreement.


                                    SUBSIDIARY

       Subsidiary represents, promises and warrants to the Sellers as follows:

       6.5 Organization. Subsidiary is a corporation duly organized, validly existing, and in good standing under the laws of the state of Colorado, and has all corporate power and authority to own its property and carry on its business as now conducted.

       6.6 Authorization. The execution, delivery and performance of this Agreement and any other documents or instruments contemplated hereby has been duly authorized by all necessary corporate actions of Subsidiary, and this Agreement has been executed and will be delivered by Subsidiary and will constitute a legal, valid and binding obligation of the Subsidiary enforceable in accordance with their terms.

       6.7 Compliance With Other Instruments. Subsidiary has complete and unrestricted power to undertake and perform all of the obligations contained in this Agreement. Neither the execution and delivery, nor the consummation of the transactions provided for in this Agreement, will violate the Articles of Incorporation or the bylaws of Subsidiary or any material agreement, mortgage, indenture, license, franchise, permit, lease or other instrument, judgment, decree, order, law or regulation by which Subsidiary is bound.

       6.8 Litigation. There is no action, suit, litigation or proceeding pending, or, to the best knowledge of Subsidiary, threatened against or relating to Subsidiary which could adversely affect the ability of Subsidiary to perform the transactions contemplated by this Agreement.


                                   ARTICLE VII.
                    CONDITIONS PRECEDENT TO BUYER'S OBLIGATIONS

       The obligation of Rentech and Subsidiary to consummate the transactions contemplated in this Agreement is subject to the fulfillment to its satisfaction or the following conditions prior to or at the Closing (unless expressly waived in writing by Rentech and Subsidiary).

       7.1 Representations, Warranties and Covenants. The representations and warranties made by Sellers shall be true and correct in all material respects at and as of the Closing Date; and Sellers shall have performed and complied in all material respects with all covenants, agreements and conditions contained in this Agreement required to be performed or complied with by them prior to the Closing and Sellers shall provide to Rentech and Subsidiary at the Closing a certificate to such effect executed by Sellers.

       7.2 Litigation. There shall be no litigation pending or threatened against Sellers with respect to the consummation of this Agreement or which could adversely affect the ability of Sellers to convey the Purchased Assets to Subsidiary.

       7.3 Transfer of Purchased Assets. Sellers shall have executed and delivered to Subsidiary one or more bills of sale, assignments or other instruments transferring the Purchased Assets to Subsidiary, including, without limitation, any specific forms of assignment or instrument required by applicable law for a particular asset or type of asset, all of which shall be in both form and substance reasonably satisfactory to Rentech and Subsidiary.

       7.4 Release of Liens, Guarantees, Etc. All liens and other encumbrances on the Purchased Assets shall have been released, unless specifically agreed herein to be assumed by Buyer.

       7.5 No Adverse Effect, etc. No material adverse effect shall have occurred between the date of this Agreement and the Closing Date nor shall have occurred any other fact or circumstance that could be expected to have a material adverse effect and Sellers shall certify to that effect. Rentech shall not have become aware of any fact or circumstance materially adversely affecting or that could be expected to materially adversely affect Rentech's and Subsidiary's right to conduct the Businesses substantially as they were being conducted on March 31, 1999 or to own the Purchased Assets.

       7.6 Buyer's Due Diligence. Rentech shall have completed its due diligence with respect to Sellers, the Businesses and the Purchased Assets and the results of such due diligence shall be satisfactory to Rentech.

       7.7 Noncompetition Agreement. Sellers and Hoyt L. Hudspeth, Ronald Ray Hudspeth, and Tammy Silva shall have entered into the employment agreements with Subsidiary, in the form of those attached as Exhibit 1.4, with the noncompetition agreements contained in each of them, respectively.

       7.8 Title Documents. The Title Documents, the title commitment and the Deed shall have been delivered and shall be deemed to be satisfactory to Rentech and Subsidiary pursuant to provisions of Section 1.5.

       7.9 Delivery of Possession, Etc. Sellers shall have delivered to Subsidiary possession and control of the Purchased Assets in a manner reasonably satisfactory to Rentech and Subsidiary.

       7.10 Charter Documents, Etc. Sellers shall have delivered (i) a copy of their respective articles of incorporation certified by the Secretary of State of the state of Oklahoma and a good standing certificate for each Sellers issued by the Secretary of State of the state of Oklahoma and (ii) certificates of the Secretary of State certifying that attached thereto is a copy of each Sellers' respective bylaws as in effect on the date thereof, copies of directors' and shareholders' resolutions authorizing the transactions contemplated by this Agreement and certifying the incumbency of the officers authorized to execute this Agreement and the documents and instruments delivered by each Seller in connection therewith. Mud Logging shall have executed an amendment to its Certificate of Incorporation changing its name from Petroleum Mud Logging, Inc. to such other name that will not conflict with Subsidiary's qualification as a foreign corporation in Oklahoma under the name Petroleum Mud Logging, Inc., a Colorado corporation. The amendment to the Certificate of Incorporation shall be filed prior to or immediately after Closing.

       7.11 General. All instruments and legal and corporate proceedings in connection with the transactions contemplated by this Agreement shall be reasonably satisfactory in form and substance to Rentech, and Rentech shall have received counterpart originals, or certified or other copies, of all documents that it may reasonably request in connection therewith.


                                   ARTICLE VIII.
                   CONDITIONS PRECEDENT TO SELLERS' OBLIGATIONS

       The obligation of Sellers to consummate the transactions contemplated by this Agreement is subject to the fulfillment to its satisfaction of the following conditions prior to at the Closing (unless expressly waived in writing by Sellers):

       8.1 Execution of Employment Contracts. Rentech and Subsidiary shall have provided employment contracts with agreed upon terms to Hoyt
  L. Hudspeth, Ronald Ray Hudspeth, Tammy Silva and the key staff members, and these individuals and the key staff members shall have executed such employment contracts.

       8.2 Representations Warranties and Covenants. The representations and warranties made by Rentech and Subsidiary shall be true and correct in all material respects at and as of the Closing Date and Rentech and Subsidiary shall have performed and complied in all material respects with all covenants, agreements and conditions contained in this Agreement required to be performed or complied with by it prior to the Closing and Rentech and Subsidiary shall provide to Sellers at the Closing a certificate to such effect executed by an officer of Rentech and Subsidiary, respectively.

       8.3 Litigation. There shall be no litigation pending or threatened against Rentech or Subsidiary with respect to the consummation of this Agreement.

       8.4 Consideration. Rentech and Subsidiary shall have paid to Sellers the Purchase Price as provided in Section 1.2.

       8.5 Charter Documents, etc. Rentech and Subsidiary shall have delivered: (i) a copy of a good standing certificate for Rentech and Subsidiary issued by the Secretary of State of the state of Colorado and
  (ii) copies of directors' and shareholders' resolutions of Rentech and

  Subsidiary, respectively, authorizing the transactions contemplated by this Agreement and certifying the incumbency of the officers authorized to execute this Agreement and the documents and instruments delivered by Rentech and Subsidiary in connection therewith.

       8.6 General. All instruments and legal and corporate proceedings in connection with the transactions contemplated by this Agreement shall be reasonably satisfactory in form and substance to Rentech, and Rentech shall have received counterpart originals, or certified or other copies, of all documents that it may reasonably request in connection therewith.


                                   ARTICLE IX.
                          FAILURE OF CONDITIONS: REMEDIES

       9.1 Failure of Conditions Precedent - No Breach. In the event any condition precedent to the obligations of any party are not satisfied on the Closing Date and the failure to satisfy the condition precedent is not due to a breach of this Agreement by the other party, the party whose conditions precedent have not been satisfied shall have the option of terminating this Agreement or waiving the unsatisfied condition precedent and closing hereunder (and, in either event, waiving any claim for damages or indemnity relating thereto).

       9.2 Failure of Conditions Precedent - Breach. In the event any condition precedent to the obligations of any party are not satisfied on the Closing Date and the failure to satisfy the condition precedent is due to a breach of this Agreement by the other party, or in the event of any other breach of this Agreement, the party who is not in breach of this Agreement shall have the following rights:

       (a) If either Mud Logging or Well Logging are in breach, Rentech and Subsidiary shall have the option of terminating this Agreement without, in either event, waiving its claim for damages resulting from the breach;

       (b) If Rentech or Subsidiary are in breach, Mud Logging and Well Logging shall have the option of terminating this Agreement without, in either event, waiving their claim for damages resulting from the breach.


                                    ARTICLE X.
                                  INDEMNIFICATION

       10.1 Survival of Representations Warranties and Covenants. All of Rentech's and Subsidiary's representations, covenants and warranties contained herein and in any documents delivered pursuant to this Agreement (except those waived pursuant to Section 9.1) shall survive the Closing hereunder; provided that the representation and warranties shall only remain in full force and effect for a period of two (2) years following the Closing Date.

       10.2 Indemnity by Sellers. Sellers shall indemnify, save, and hold harmless Rentech and Subsidiary from any "damages" as hereinafter defined. "Damages," as used herein, shall mean and include any loss, cost, expense, or other liability, including counsel fees, which Rentech or Subsidiary may incur or suffer: (a) by reason of the inaccuracy of any of Sellers' representations contained in this Agreement or breach or default in performance by the Sellers of the covenants which it is to perform hereunder after the Closing Date; or (b) except for any assumed liabilities, liabilities not assumed by Rentech or Subsidiary arising out of or relating to Sellers' ownership and operation of the Businesses and the Purchased Assets prior to the Closing Date, including Sellers' failure to comply with federal and state environmental laws.

       10.3 Indemnity by Buyer. Rentech and Subsidiary shall indemnify, save, and hold harmless Sellers from any "damages" as hereinafter defined. "Damages," as used herein, shall mean and include any loss, cost, expense, or other liability, including counsel fees, which Sellers may incur or suffer: (a) by reason of the inaccuracy of any representation of Rentech or Subsidiary contained in this Agreement, or breach or default in performance by Rentech or Subsidiary, of the covenants which it is to perform hereunder after the Closing Date; or as a result of (b) Rentech's or Subsidiary's ownership and operation of the Businesses and the Purchased Assets from and after the Closing Date, including any assumed liabilities and Damages resulting from Rentech's or Subsidiary's failure to comply with federal and state environmental laws from and after the Closing Date.

       10.4 Procedures for Indemnification. The party entitled to indemnification (Indemnitee) shall, as promptly as is reasonably practicable after it becomes aware thereof, notify the other party (Indemnitor) of the existence of any claim, demand or other matter to which Indemnitor's indemnification obligations apply and shall give Indemnitor a reasonable opportunity to defend the same at its own expense and with counsel of its own selection reasonably acceptable to Indemnitee; provided, that Indemnitee shall at all times, also have the right to fully participate in the defense at its own expense. Indemnitor may, at its own discretion, settle any dispute, demand or claim defended by it hereunder; provided, any such settlement shall be solely for Indemnitor's account and Indemnitee shall not be liable for any amounts whatsoever payable in connection with any such settlement. If Indemnitor shall, within a reasonable time after notice to it, fail to so defend,

  Indemnitee shall have the right, but not the obligation, to undertake the defense of, and to compromise or settle (exercising reasonable business judgment), the claim or other matter on behalf, and at the risk of, Indemnitor.


                                    ARTICLE XI.
                        POST-CLOSING RIGHTS AND OBLIGATIONS

       11.1 Cooperation. Sellers and Rentech and Subsidiary shall cooperate with each other as reasonably required to complete an orderly and efficient transition of the ownership, operation and management of the Businesses from Sellers to Subsidiary.

       11.2 Preservation of Records. At the Closing, Sellers shall deliver to Subsidiary's control all of the books, records, and other documents or information relating to the Businesses but shall not be required to deliver any records, documents or other information regarding Sellers. Subsidiary shall maintain, preserve and, upon reasonable notice, provide Sellers or its representatives access during normal business hours to, and the right to make copies of, all financial books and records, marketing and sales records, files, data, projections, reports, correspondence, lists, record and reports concerning customers, employees, and suppliers, or any dealings with federal, state and local government bodies and regulatory agencies or otherwise relating to or used in connection with the Purchased Assets that relate to periods prior to the Closing Date. Subsidiary shall provide Sellers or its representatives prior written notice of Subsidiary's intent to destroy or otherwise dispose of any such books, records, correspondence, documents or files held pursuant to this Agreement and, upon request of Sellers or its representatives, shall deliver to Sellers such books, records, correspondence, documents or files with respect to periods prior to the Closing as requested by Sellers or its representatives.

       11.3 Sales and Use Tax. Buyers shall be responsible for the payment of all sales, use or other transfer taxes resulting from the sale of the Purchased Assets and Businesses to Rentech and Subsidiary pursuant to this Agreement.

       11.4 Closing Date Financial Statement. No later than thirty (30) days following the Closing Date, Sellers shall deliver to Rentech a copy of Sellers' financial statements for the period ending on the Closing Date.


                                   ARTICLE XII.
                                     GENERAL

       12.1 Notice. All notices, requests, demands and other communications hereunder shall be furnished to the other party at its address listed below (or such other address as provided in accordance with this Section 12.1), shall be in writing, and shall be sent either by telecopy, hand delivery, or reputable overnight courier, addressed as follows or to such other address or addresses of which the respective party shall have notified the other party. Each such notice or other communication shall be effective (a) if given by telecopy, when such telecopy is transmitted and the transmission thereof is confirmed by the sender's telecopier, (b) if given by reputable overnight courier, one business day after being delivered to such courier or (c) if given by any other means, when actually received.

       (a)  If to Rentech or Subsidiary to:
            Rentech, Inc.
            Attention: Ronald C. Butz, Vice President
            1331 17th St., Ste. 720
            Denver, CO 80202

       (b)  If to Sellers, to:
            Petroleum Mud Logging, Inc./Petroleum Well Logging, Inc.
            Attention:  Hoyt L. Hudspeth
            6418-B North Santa Fe
            Oklahoma City, OK 73116

       12.2 Amendment. This Agreement may be amended or modified only by a written instrument executed by the party hereto against which it is to be enforced.

       12.3 Expense of Parties. Except as otherwise specifically provided herein, each party to this Agreement shall pay its own expenses (including, without limitation, the fees and expenses of their respective agents, representatives, counsel and accountants) incidental to the preparation and carrying out of this Agreement. In the event a party commences legal action against another party to enforce its rights under this Agreement, the prevailing party in such action shall be entitled to recover all of its costs and expenses in connection therewith, including reasonable attorneys' fees and costs.

       12.4 Brokers. Sellers agree to indemnify Rentech and Subsidiary, and Rentech and Subsidiary agree to indemnify Sellers, against any claim by any third person for any commission, brokerage, finder's fee or other payment based upon any alleged agreement or understanding between such party and such third person, whether expressed or implied from the actions of such party.

       12.5 Governing Law. This Agreement is being delivered in and shall be construed in accordance with and governed by the laws of the state of Oklahoma.

       12.6 Headings. The headings contained in this Agreement are for reference purposes only and shall not in any way affect the meaning or
  interpretation of this Agreement.   Terms used with initial capital
  letters shall not in any way affect the meaning or interpretation of this Agreement. Terms used with initial capital letters will have the meanings specified, applicable to both singular and plural forms, for all purposes of this Agreement. All pronouns (and any variation) will be deemed to refer to the masculine, feminine or neuter, as the identify of the person may require. The singular or plural includes the other, as the context requires or permits. The word include (and any variation) is used in an illustrative sense rather than a limiting sense. The word "day" means a calendar day. All references to "Sections" are to sections of this Agreement unless indicated otherwise.

       12.7 Prior Agreements; Counterparts. This Agreement, with its Exhibits and Schedules, merges and integrates all prior agreements and representations respecting this transaction, whether written or oral, and constitutes the sole agreement of the parties in connection therewith. This Agreement may be executed simultaneously in any number of counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

       12.8 Assignment. This Agreement shall not be assignable by any party, except that Rentech or Subsidiary may assign this Agreement to a corporation of which Rentech or Subsidiary is the sole shareholder provided Rentech and Subsidiary remain fully liable to Sellers hereunder. Subject to the foregoing, this Agreement shall be binding upon, and inure to the benefit of, and be enforceable by, the respective successors and permitted assigns of the Sellers, Rentech and Subsidiary. Nothing in this Agreement, express or implied, is intended to confer upon any other person any rights or remedies under or by reason of this Agreement.

       12.9 Waiver. The failure of any party to enforce any right arising under this Agreement on one or more occasions shall not operate as a waiver of that or any other right on that or any other occasion.

       12.10 Exclusivity of Representations. Sellers shall not be deemed to have made to Rentech or Subsidiary any representation or warranty other than as expressly made by Sellers in Section 3. Rentech and Subsidiary shall not be deemed to have made to Sellers any representation or warranty other than as expressly made by Rentech and Subsidiary in
  Section 6.

       12.11 Severability. Any term or provision of this Agreement that is invalid or unenforceable in any situation in any jurisdiction shall not affect the validity or enforceability of the remaining terms and provisions hereof or the validity or enforceability of the offending term or provision in any other situation or in any other jurisdiction.

       12.12 Construction. The parties have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement will be construed as if drafted jointly by the parties and no presumption or burden of proof will arise favoring or disfavoring any party by virtue of the authorship of any of the provisions of this Agreement. The parties intend that each representation, warranty and covenant contained herein will have independent significance. If any party breaches any representation, warranty or covenant contained herein in any respect, the fact that there exists another representation, warranty or covenant relating to the same subject matter (regardless of the relative levels of specificity) which the party has not breached will not detract from or mitigate the fact that the party is in breach of the first representation, warranty or covenant.

       IN WITNESS WHEREOF, the parties have duly executed this Agreement as of the date first above written.

  Sellers:

  PETROLEUM WELL LOGGING, INC.,         RENTECH, INC.,
     an Oklahoma corporation              a Colorado corporation


  By:                                   By:
      ------------------------------         ------------------------------
      Hoyt L. Hudspeth,                      James P. Samuels,
      Vice President                         Vice President

  PETROLEUM MUD LOGGING, INC.,          PETROLEUM MUD LOGGING, INC.,
     an Oklahoma corporation              a Colorado corporation


  By:                                   By:
      ------------------------------        ------------------------------
      Hoyt L. Hudspeth,                      James P. Samuels,
      President                              Vice President